UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
Date of Report (Date of Earliest Event Reported):
January 16, 2007
MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code                    (585) 647-6400
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
     On January 12, 2007, Monro Muffler Brake, Inc. (the “Company”) entered into an amendment to its July 2005 Revolving Credit Facility Agreement. The amendment extends the term of the Company’s existing credit facility for 18 months, from July 2010 to January 2012. In addition, the amendment increases the accordion feature of the existing facility by $40 million to a total debt facility of $200 million. A copy of the Amendment No. 1 to Credit Agreement will be filed with the Company’s next quarterly report.
Item 2.02  Results of Operations and Financial Condition
     On January 16, 2007, the Company issued a press release announcing its operating results for the third quarter ended December 23, 2006. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 8.01  Voluntary Disclosure of Other Events
     On January 16, 2007, the Company issued a press release announcing a stock repurchase program authorizing the Company to buy up to $30,000,000 of its Common Stock. The Company’s press release describing such program is furnished herewith as Exhibit 99.1.
Item 9.01  Financial Statements and Exhibits
     (a)  Not applicable.
     (b)  Not applicable.
     (c)  The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release, dated Janury 16, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC.

(Registrant)

January 16, 2007	By:	/s/ Catherine D’Amico

Catherine D’Amico Executive Vice President — Finance